Exhibit 99.1
Victoria’s Secret & Co. Presents Strategic Growth Plan Designed to Strengthen the Core, Ignite Growth and Transform the Foundation

Company Expects Third Quarter 2022 Operating Income and EPS Near High End of Guidance Range

Reynoldsburg, Ohio (October 12, 2022)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) will be hosting a meeting for investors and analysts tomorrow to share the Company’s strategic vision for the future while also reflecting on the successes of its first year as an independent, publicly-traded company.

Chief Executive Officer Martin Waters commented, “We have been looking forward to tomorrow’s event and the opportunity to present our strategy and outlook for the future to the investor community. Led by our two category-defining brands and a global business positioned to increase market share, our goal is clear – to be the world’s leading fashion retailer of intimate apparel. Our market position atop the domestic intimates category is a key strength and growth opportunity for our business. We are energized by our customer’s response to our brand transformation and remain committed to becoming the Victoria’s Secret our customers and associates deserve.”

Martin continued, “We have created a solid financial platform during the last 15 months as a public company. With our new operating structure in place, we now have even greater agility and an aligned focus on our customer and our strategic priorities. We are positioned to deliver sustainable long-term sales growth and mid-teens operating margin rates over time, and we expect the power of our model will generate significant cash flow to invest in growth and also return value to shareholders through our capital allocation strategy.”

At its Investor Day, members of the senior leadership team will discuss the Company’s long-term strategic growth plan which is guided by the following three principles:

•Strengthen the core – growing market share in our key categories of bras, intimates and beauty, while evolving our brand positioning to be more inclusive and attracting a broader more loyal customer base with more compelling story telling in stores and on our digital platforms;

•Ignite growth – building our global footprint primarily through our international partners, while adding new brands to our portfolio, organically or through investments, with a focus on categories and customer groups where we are underrepresented to enhance our brand position; and

•Transform the foundation – building a modern, high performing, agile, empowered, enabled organization to deliver efficiencies and to invest in our people and culture.

Third Quarter 2022 Financial Guidance Update
Based on quarter to date trends and expectations for the balance of the quarter, the Company now estimates third quarter 2022 operating income to be towards the high end of its previously communicated guidance range of $10 million to $40 million, and earnings are estimated to be towards the high end of the previously communicated guidance range of $0.00 to $0.25 per diluted share. The updated operating income and earnings per diluted share guidance is based on a net sales decline in the high single digit range compared to last year, which is consistent with the Company’s previously communicated guidance.

Investor Day Event Details
The event will be hosted tomorrow at The Drake Oakbrook in Chicago, Illinois and will be broadcast live via webcast on the Investors section of the Company’s website beginning at 10:00 a.m. Eastern / 9:00 a.m. Central. Speaking to investors tomorrow will be Martin Waters, Chief Executive Officer – VS&Co; Timothy Johnson, Chief Financial and Administrative Officer; Amy Hauk, Chief Executive Officer – Victoria’s Secret & PINK; Greg Unis, Chief Growth Officer; and Christine Rupp, Chief Customer Officer. A replay of the webcast and presentation materials will be available on the Investors section of the Company’s website following the event.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives. We are committed to empowering our more than 30,000 associates across a global footprint of nearly 1,350 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the businesses that could negatively impact our balance sheet, profit margins or earnings;

•we may not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale, and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our ability to adequately protect our assets from loss and theft;
•claims arising from our self-insurance;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;

•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. More information on potential factors that could affect our results is included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2022.

For further information, please contact:

Victoria's Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com